UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2105 CityWest Blvd., Suite 100
Houston, Texas 77042
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on May 27, 2015 (the “Annual Meeting”).  A total of 13,499,991 shares of Class A and Class B common stock representing 98.18% of the total shares outstanding and eligible to vote were represented in person or by valid proxies at the Annual Meeting. This percentage constituted a quorum.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:   All of the nominees for Class I director were elected to serve a three-year term until the 2018 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
W. Keith Maxwell III	11,483,514	503,660	1,512,817
Kenneth M. Hartwick	11,881,400	105,774	1,512,817

Proposal 2:   The appointment of KPMG, LLP as the Company's independent registered public accountants for fiscal year ended December 31, 2015 was ratified by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain
13,469,785	19,414	10,792

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2015	SPARK ENERGY, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Vice President, General Counsel and Corporate Secretary